Master Services Agreement

Medpace, Inc.

This Master Services Agreement (the “Agreement”), dated as of 31 May 2013 (the “Effective Date”), is between Medpace, Inc., an Ohio Corporation with a principal place of business at 5375 Medpace Way, Cincinnati, OH 45227 (“MEDPACE”) and InspireMD Ltd., a a company organized under the laws of the State of Israel Corporation with a principal place of business at 4 Menorat Hamaor, Tel Aviv, Israel , (“SPONSOR”). MEDPACE and SPONSOR are sometimes referred to herein individually as a “Party” and together as the “Parties.”

RECITALS:

WHEREAS, SPONSOR is in the business of developing and obtaining regulatory approval of the marketing and sale of pharmaceutical products and or biological products, and or medical devices; and

WHEREAS, MEDPACE is engaged in the business of providing services related to the design and execution of clinical development programs involving drugs, biologics, and medical devices through engagement by its clients, the sponsors of clinical development programs, to perform such services; and

WHEREAS, SPONSOR desires to engage MEDPACE to perform certain services (“Services”) as set forth hereinafter in connection with certain clinical trials, all in accordance with and subject to the terms of this Agreement;

NOW, THEREFORE, in consideration of the premises and the mutual covenants and conditions hereinafter set forth, the Parties agree as follows:

1. PROJECT SPECIFICATIONS

A.	MEDPACE hereby agrees to perform Services for SPONSOR from time to time. The precise Services to be performed by MEDPACE shall be mutually agreed upon by the Parties and set forth in one or more task orders (each a “Task Order”), a form of which is attached hereto as Exhibit A. Each Task Order shall be signed by an authorized representative of each Party and shall include detailed information concerning a given project, including a description of the specific services to be provided (“Scope of Work”), project milestones and target completion dates (“Project Schedule”), a detailed budget (“Project Budget”), and a schedule of payments related to the Project Schedule and the Project Budget (“Payment Schedule”). Each Task Order shall contain a Transfer of Obligations list (“Transfer of Obligations”) in conjunction with the relevant Task Order and consistent with the regulations set forth in 21 C.F.R. Section 312, Subpart D (Responsibilities of Sponsors and Investigators). Any responsibilities not specifically transferred in the Transfer of Obligations shall remain the regulatory responsibility of SPONSOR.

B.	Unless otherwise stated in the applicable Task Order, the Services will be conducted in compliance with MEDPACE SOPs and Policies.

C.	From time to time, SPONSOR may wish to enter into a Task Order with a MEDPACE Affiliate for Services under this Agreement (“Affiliate Task Order”), and such MEDPACE Affiliate may wish enter into the Affiliate Task Order with SPONSOR. Any such Affiliate Task Order must be in writing and signed by the parties to the Affiliate Task Order, and each signatory to an Affiliate Task Order is solely responsible for all obligations it undertakes under the Affiliate Task Order. For the purposes of a particular Affiliate Task Order, the Affiliate signing such Affiliate Task Order will be substituted for MEDPACE everywhere it appears in this Agreement, and the term “Affiliate Task Order” will be substituted for Task Order everywhere it appears in this Agreement.

Master Services Agreement

Medpace, Inc.

D.	As used herein, “Affiliate” means in relation to a Party, any entity, directly or indirectly, controlling such Party, controlled by such Party, or under common control with such Party.

E.	As part of the Services and as an accommodation to SPONSOR, MEDPACE may contract with third parties for the provision of services not customarily performed or provided by MEDPACE (“Pre-funded Vendors”). While MEDPACE may contract with and/or facilitate the activities of such Pre-funded Vendors, MEDPACE does not undertake by virtue of this Agreement, the relevant Task Order or such third party contract, responsibility for the Pre-funded Vendor’s business, professional conduct, performance, or breaches by such Pre-funded Vendors. MEDPACE’s responsibility with respect to such Pre-funded Vendors shall be to coordinate the services of such Pre-funded Vendors and to make payments after receipt of sufficient funds from SPONSOR (“Pre-funded Expenses”). If sufficient funds are not received from SPONSOR, payments to Pre-funded Vendors may be delayed. Pre - funded Expenses may include but are not limited to third party advance payments for investigator meetings, vendors, Study Site payments (“Study Site” shall mean the physical location at which a particular investigator conducts a study), and any payments to investigators, institutions, and site maintenance organizations for services performed that relate to a study. In the event a Pre-funded Vendor requests indemnification with respect to the services performed under such Pre-funded Vendor’s contract, MEDPACE shall notify SPONSOR and SPONSOR shall, at its discretion, enter into an indemnification agreement directly with such Pre-funded Vendors. MEDPACE shall have no obligation with respect to the indemnity of a Pre-funded Vendors. The Parties acknowledge and agree that any Pre-funded Vendors (including but not limited to investigators, institutions or site management organizations) paid with Pre-funded Expenses in connection with the performance of Services under this Agreement or any Task Order shall not be considered the agent, employee or subcontractor of MEDPACE.

F.	Except as otherwise agreed by the Parties in writing, SPONSOR is and at all times remains, in all geographical regions where the Study is being performed, the “Sponsor” or “Legal Representative” of the Study pursuant to or applicable law.

2. PROJECT SCHEDULE

A.	Each Task Order shall contain project timelines, milestones or target dates for completion of a project or a portion thereof, and all such schedules shall be reasonable for the Services to be provided. In all events, the Parties shall use their reasonable best efforts to comply with each Task Order.

Master Services Agreement

Medpace, Inc.

B.	If at any time either Party anticipates a delay in meeting the timelines for a given Task Order as set forth in its Project Schedule, either due to changes to the Services requested by SPONSOR, or other causes (such as FDA approval of a competitor’s NDA for the same drug, which may adversely affect patient enrollment), then the anticipating Party shall promptly notify the other Party in writing, specifying the reason for the delay and the anticipated effect upon the timelines, milestones or other deliverables.

3. CONTRACT AMENDMENTS

Any change in the details of a Task Order or the assumptions upon which the Task Order is based may require changes in the Project Budget, Payment Schedule or Project Schedule. Every such change shall require a written amendment to the Task Order (a “Contract Amendment”). Each Contract Amendment shall detail the requested changes to the applicable task, responsibility, duty, budget, timeline or other matter. The Contract Amendment will become effective upon the execution of the Contract Amendment by both Parties, and if applicable, will specify the period of time within which MEDPACE must implement the changes. Both Parties agree to act in good faith and promptly when considering a Contract Amendment requested by the other party but neither party is obligated to execute a Contract Amendment. No Contract Amendment shall become effective unless and until it is signed by both Parties. Any such changes that result in additional charges shall be reflected in the Contract Amendment to the affected Task Order, Project Budget or Payment Schedule.

4. PROJECT BUDGET, PAYMENT SCHEDULE, AND TERMS

A.	Service Fees:

The SPONSOR agrees to pay MEDPACE for Services rendered pursuant to the Project Budget and Payment Schedules included in each Task Order. The Parties understand and agree that the Service Fee shall be included in each respective Task Order’s project budget as a fixed fee. All Service Fees are fixed costs unless the underlying assumptions change, including but not limited to, trial duration, number of investigative sites, number of patients, and services provided by Medpace. All such changes shall be documented in a Contract Amendment.

B.	Pass Through Costs:

The SPONSOR agrees to reimburse MEDPACE for reasonable pass-through costs identified in the Task Order and incurred by MEDPACE in providing the Services in accordance with the relevant Task Order (“Pass-through Costs”). Pass-through Costs may include, but are not limited to, CRF printing costs, project-specific printing, shipping, copying and binding costs, telecommunication and data costs, travel costs, including subsistence and accommodation costs in compliance with the Medpace travel policy, literature search and article retrieval costs, translation costs, EC/regulatory fees, and pharmacy fees. All expenses billed to SPONSOR by MEDPACE must be accompanied by appropriate documentary evidence, such as receipts or other documentation reasonably acceptable to SPONSOR. The Parties understand and agree that the Pass-Through Costs shall be included in each respective Task Order’s project budget as a good faith estimate. If it becomes apparent to MEDPACE during the performance of its duties under a Task Order that that amount estimated for these Pass-Through Costs will be exceeded, it will notify SPONSOR and seek approval for the excess expense amount before it is incurred. The Parties acknowledge that an email from SPONSOR approving such excess expenses shall be sufficient approval. SPONSOR will be responsible for the payment of such excess Pre-funded expense only if it approved such excess expense.

Master Services Agreement

Medpace, Inc.

C.	Pre - funded Expenses:

The Parties will work to establish a process for payment of Pre-funded Expenses in the applicable Task Order which allows for timely payment of such funds to Pre-funded Vendors. The Parties understand and agree that the Pre-funded Expenses will be included in each respective Task Order’s project budget as a good faith estimate. If it becomes apparent to MEDPACE during the performance of its duties under a Task Order that that amount estimated for these Pre-funded Expenses will be exceeded, it will notify SPONSOR and seek approval for the excess expense amount before it is incurred. The Parties acknowledge that an email from SPONSOR approving such excess expenses shall be sufficient approval. SPONSOR will be responsible for the payment of such excess Pre-funded expense only if it approved such excess expense.

D.	Payment Terms:

Unless otherwise agreed to in the applicable Task Order, SPONSOR shall mail payments to MEDPACE within 45 days after receipt of a written invoice and required supporting documentation as applicable (“Payment Period”). An annual interest rate equal to the lesser of 18% or the maximum amount allowed by applicable law will be applied to outstanding invoices greater than 60 days after receipt of a written invoice. The Parties will work in good faith to establish a payment schedule in the applicable Task Order to ensure that MEDPACE is kept in a cash neutral position and to avoid a negative cash flow at any time during the term of the applicable Task Order.

E.	Security:

If at any time and from time to time during the term of the Agreement or any Task Order, MEDPACE shall determine that there are reasonable grounds for insecurity on the part of MEDPACE as to the ability of SPONSOR to meet its financial obligations hereunder as they become due, MEDPACE and SPONSOR shall agree upon the appropriate amount and form of security to be provided by SPONSOR. SPONSOR shall provide such security within thirty (30) days of MEDPACE’s request.

Master Services Agreement

Medpace, Inc.

5. WARRANTIES AND REPRESENTATIONS:

A.	Acknowledgements:

i.	MEDPACE acknowledges that the Services to be provided hereunder are for the benefit of, and are subject to the direction of SPONSOR. MEDPACE acknowledges that SPONSOR is the beneficiary under the terms of this Agreement and each Task Order, and that SPONSOR is entitled to enforce the provisions thereof.

ii.	In carrying out its responsibilities under this Agreement and each Task Order, neither Party nor it nor any of its respective representatives will pay, offer or promise to pay, or authorize the payment of, any money, or give or promise to give, or authorize the giving of, any services or anything else of value, either directly or through a third party, to any official or employee of any governmental authority or instrumentality, or of a public international organization, or of any agency or subdivision thereof corruptly for the purpose of improperly (i) influencing any act or decision of that person in his official capacity, including a decision to fail to perform his functions with such governmental agency or instrumentality or such public international organization or such political party, (ii) inducing such person to use his influence with such governmental agency or instrumentality or such public international organization or such political party to affect or influence any act or decision thereof or (iii) securing any improper advantage; provided however, the foregoing representation shall not apply to any facilitating or expediting payment to a foreign official, political party, or party official the purpose of which is to expedite or to secure the performance of a routine governmental action by a foreign official, political party, or party official.

B.	Representations and Warranties of MEDPACE:

i.	MEDPACE represents and warrants that it is duly organized, validly existing and in good standing in its place of organization, and is in good standing in and duly qualified to do business.

ii.	MEDPACE warrants that the execution, delivery and performance of this Agreement and each task order has been validly authorized by all corporate action and this Agreement and each Task Order represents the valid binding agreement of MEDPACE enforceable in accordance with its terms. The execution, delivery and performance of this Agreement and each Task Order will not violate any organizational document governing MEDPACE, any agreement to which MEDPACE is a party, or any law or court or governmental order, holding or writ by which MEDPACE is bound. MEDPACE further warrants that it shall render the Services requested by SPONSOR in accordance with high professional standards, consistent with Good Clinical Practices and with the standard of care customary in the contract research organization industry.

Master Services Agreement

Medpace, Inc.

iii.	MEDPACE warrants that the personnel assigned to perform services rendered under this Agreement shall be qualified and professionally capable of performing the Services, shall be adequate to effectively perform the Services on the agreed upon schedule and shall devote such time as is necessary to perform the Services on such agreed upon schedule.

iv.	MEDPACE further warrants that it shall perform the Services in compliance with all applicable laws and regulations including, without limitation, the Federal Food, Drug and Cosmetic Act and the regulations (as amended) promulgated pursuant thereto, and all future amendments during the term and European Standard ISO 14155:2011: Clinical Investigation of Medical Devices for Human Subjects, and as per the recommendations guiding physicians in biomedical research involving human subjects adopted by the 18th World Medical Assembly, Helsinki, Finland, 1964 and later revisions. MEDPACE further warrants that it shall make available to SPONSOR, or to the responsible regulatory authority, relevant records, programs and data as may reasonably be requested by SPONSOR or which is the subject of a Task Order. SPONSOR shall have the right to monitor the operations of MEDPACE hereunder, and SPONSOR representatives shall have the right to visit any of the facilities where MEDPACE is performing any of the Services and during such visits to inspect the work being done and materials used, to observe the procedures being followed, to examine the books, records and other data relevant to the Services. If any regulatory agency requests to inspect any books, records, data of MEDPACE relating to the Services, MEDPACE shall immediately notify SPONSOR.

v.	MEDPACE represents and warrants that there is no litigation, regulatory investigation or proceeding, administrative hearing or any other similar proceeding pending or to the best of its knowledge threatened against MEDPACE which could adversely affect MEDPACE’s ability to perform the Services.

C.	Representations and Warranties of SPONSOR

i.	SPONSOR represents and warrants that it is a corporation with its principal office and place of business at 4 Menorat Hamaor, Tel Aviv, Israel duly organized, validly existing and in good standing in its place of organization, and is in good standing in and duly qualified to do business.

ii.	SPONSOR warrants that the execution, delivery and performance of this Agreement and each Task Order has been validly authorized by all corporate action and this Agreement and each Task Order represents the valid binding agreement of SPONSOR enforceable in accordance with its terms. The execution, delivery and performance of this Agreement and each Task Order will not violate any organizational document governing SPONSOR, any agreement to which SPONSOR is a party, or any law or court or governmental order, holding or writ by which SPONSOR is bound.

Master Services Agreement

Medpace, Inc.

iii.	SPONSOR represents and warrants that there is no litigation, regulatory investigation or proceeding, administrative hearing or any other similar proceeding pending or to the best of its knowledge threatened against SPONSOR which could adversely affect SPONSOR’s ability to perform under this Agreement or any Task Order.

iv.	Annually SPONSOR shall provide a copy of a certificate evidencing its insurance coverage to MEDPACE.

6. TERMINATION

A.	Either Party may terminate this Agreement without cause upon giving the other Party sixty (60) notice of such termination unless otherwise agreed to by the Parties, provided such termination shall not in and of itself affect any then uncompleted Task Order.

B.	SPONSOR may terminate any Task Order without cause upon giving MEDPACE sixty (60) notice of such termination unless otherwise agreed to by the Parties.

C.	MEDPACE may terminate a Task Order only if SPONSOR has defaulted on its obligations thereunder and (i) if the default is the failure of SPONSOR to pay MEDPACE within the Payment Period as set forth in Section 4(D) above and has not cured such default within 15 days of its receipt of MEDPACE’s notice of default; and (ii) if the default is based on any beach other than that set forth in section 6(C)(i) and SPONSOR has not cured such default within 30 days after SPONSOR’s receipt of MEDPACE’s written notice of the default.

D.	As soon as practicable after receipt of such termination notice, the Parties shall cooperate in good faith to agree on a plan to expeditiously conclude activities with respect to such matter, including transfer of all case report forms, study files, and other data and information in any and all formats available, including electronic format and computer files and programs, in MEDPACE’s possession to SPONSOR.

E.	In the event of any termination of a Task Order before completion, SPONSOR agrees to pay MEDPACE for all Services rendered pursuant to the unfinished Task Order prior to such termination and any non-cancelable expenses incurred in connection with MEDPACE’s performance of Services thereunder. As soon as reasonably practicable following receipt of a termination notice, MEDPACE shall submit an itemized accounting of Services performed, expenses incurred pursuant to performance of the Services, non-cancelable expenses incurred by MEDPACE relating to any unfinished Task Order, and payments received in order to determine a balance to be paid by either Party to the other. Such balance shall be paid within 30 days of receipt of such an itemized accounting by SPONSOR.

Master Services Agreement

Medpace, Inc.

7. COMMUNICATIONS

Any notice required or permitted under this Agreement shall be in writing and shall be deemed given if delivered personally, mailed by prepaid, first class, certified mail, return receipt requested, or sent by express courier service, to the Party to be notified at the addresses set forth below (or such other address as shall be designated by written notice); provided that all notices shall be effective upon receipt thereof:

If to MEDPACE:

Medpace, Inc.

5375 Medpace Way

Cincinnati, OH 45227

Attn: August J. Troendle

Telephone: (513) 579-9911 x2278

If to SPONSOR:

Craig Shore

Chief Financial Officer

4 Menorat Hamaor

Tel Aviv, Israel

8. CONFIDENTIALITY

A.	SPONSOR, may provide confidential information to MEDPACE during the course of this Agreement. All information by SPONSOR or its clients or data collected by MEDPACE for SPONSOR during the course of performance of the Services is deemed to be the confidential information of SPONSOR (“SPONSOR Confidential Information”). MEDPACE shall not disclose SPONSOR Confidential Information to any third party, or use SPONSOR Confidential Information for any purpose other than for the benefit of SPONSOR, without the prior written consent of SPONSOR.

i.	MEDPACE shall ensure by binding written agreement that its employees, agents, and approved independent contractors involved in the Services shall comply with the provisions of Article 8 of this Agreement. MEDPACE shall disclose SPONSOR Confidential Information only to those of its employees, agents, and independent contractors who reasonably need to know SPONSOR Confidential Information.

ii.	MEDPACE shall exercise due care, but no less than a reasonable degree of care, to prevent the unauthorized disclosure and use of SPONSOR Confidential Information associated with the Services.

B.	MEDPACE may provide confidential information to SPONSOR during the course of this Agreement (“MEDPACE Confidential Information”). MEDPACE Confidential Information shall include but is not limited to standard operating procedures, pricing, and financial information provided by MEDPACE or its Affiliates to SPONSOR during the course of performance of the Services, and any non public information pertaining to MEDPACE’s business practices or other proprietary information. SPONSOR shall not disclose MEDPACE Confidential Information to any third party, or use MEDPACE Confidential Information for any purpose other than for those set forth under this Agreement or a Task Order, without the prior written consent of MEDPACE.

Master Services Agreement

Medpace, Inc.

i.	SPONSOR shall ensure by binding written agreement that its employees, agents, and approved independent contractors involved in the Services shall comply with the provisions of Article 8 of this Agreement. SPONSOR shall disclose MEDPACE Confidential Information only to those of its employees, agents, and independent contractors who reasonably need to know MEDPACE Confidential Information.

ii.	SPONSOR shall exercise due care, but no less than a reasonable degree of care, to prevent the unauthorized disclosure and use of confidential information associated with the Services.

C.	SPONSOR Confidential Information and MEDPACE Confidential Information shall hereinafter be referred to as “Confidential Information”.

D.	This confidentiality and nondisclosure provision shall not apply to:

i.	Confidential Information which was known by the Party before the date hereof or which is independently discovered, after the date hereof, without the aid, application or use of the Confidential Information, as evidenced by written records;

ii.	Confidential Information which is in the public domain on the date hereof or subsequently becomes publicly available through no fault or action of the other Party; or

iii.	Confidential Information, which is disclosed to the Party by a third party, authorized to disclose it.

E.	If the receiving Party is requested to disclose the Confidential Information of the other Party or the substance of this Agreement in connection with a legal or administrative proceeding or otherwise to comply with a requirement under the law, the receiving party will give the disclosing Party prompt notice of such request so that the disclosing Party may seek an appropriate protective order or other remedy, or waive compliance with the relevant provisions of this Agreement. The disclosing Party must notify the receiving Partywithin 5 business days that it intends to take action in response to the request for disclosure. If the disclosing Party seeks a protective order or other remedy, the receiving Party, at the disclosing Party’s expense, will cooperate with and assist the disclosing Party in such efforts. Failure of the disclosing Party to intervene shall not relieve the obligations to maintain confidentiality except in so far as the receiving Party must comply with the terms of such process compelling disclosure.

F.	The Parties acknowledge and agree that the disclosure of Confidential Information (as contemplated in this Section 8) to third parties not permitted in this Section 8 would result in hardship, loss, irreparable injury and damage to the non-breaching Party and that the non-breaching Party has a legitimate interest in protecting its Confidential Information and its business goodwill. The Parties acknowledge that a remedy at law for any breach by the non-breaching Party of this provision will be inadequate, and the breaching Party hereby agrees that the non-breaching Party shall be entitled, without the necessity of posting a bond of cash or otherwise, to injunctive relief in case of any such breach in addition to all other relief that may be available to the non-breaching Party. This covenant not to disclose the Confidential Information survives termination of this Agreement.

Master Services Agreement

Medpace, Inc.

9. RIGHTS IN PROPERTY

A.	All materials, documents, data, software and information of every kind and description supplied to MEDPACE by SPONSOR or any of SPONSOR’s clients, or prepared, developed, or generated by MEDPACE pursuant to this Agreement, (except for the preexisting MEDPACE procedural manuals, personal data, methods, procedures, and policies) are and shall be the sole and exclusive property of SPONSOR. Further, all data and information generated or derived by MEDPACE as the result of services performed by it under this Agreement shall be and remain the exclusive property of SPONSOR. SPONSOR shall have the right to make whatever use they deem desirable of any such materials, documents, data or software. MEDPACE shall not, without the prior written consent of SPONSOR, publish, disseminate, or otherwise disclose to any third party any such property (except such disclosure as may be required by law), or use any such property for any purpose other than the performance of this Agreement. Any inventions or other intellectual property, including without limitation protectable copyrights and trademarks, that may evolve from the data and information described above or as the result of Services performed by MEDPACE under this Agreement shall belong to SPONSOR and MEDPACE agrees to assign its rights in all such inventions and/or other intellectual property to SPONSOR consistent with the obligations set forth in Article 10 below.

B.	SPONSOR acknowledges that all computer programs, software, applications, databases, proposals and other documentation generally used by MEDPACE and not directly related to, derived from or developed solely for SPONSOR are the exclusive and confidential property of MEDPACE or the third parties from whom MEDPACE has secured the right of use. SPONSOR agrees that any improvement, alteration or enhancement to MEDPACE systems, software, applications or processes which are developed or implemented during the course of any Services performed hereunder, without the use of any SPONSOR data, information, materials or Confidential Information (or derivatives thereof), shall be the property of MEDPACE.

10. PATENT RIGHTS

MEDPACE shall disclose promptly to SPONSOR any and all inventions, discoveries and improvements conceived or made by MEDPACE while providing such services to SPONSOR pursuant to the Agreement and constituting a modification or extension of use relating to SPONSOR’s proprietary rights, and agrees to assign all its interest therein to SPONSOR or its nominee; whenever requested to do so by SPONSOR, MEDPACE shall execute any and all applications, assignments, or other instruments and give testimony which SPONSOR shall deem necessary to apply for and obtain a patent in the United States of America and/or other applicable jurisdiction or of any foreign country or to protect otherwise SPONSOR’s interests and shall compensate MEDPACE for the time devoted to said activities and reimburse it for reasonable expenses incurred provided that MEDPACE has not been compensated for such activites, costs and expenses under any prior or existing Task Order(s).

Master Services Agreement

Medpace, Inc.

11. PUBLICITY

A.	MEDPACE shall not make any public announcements concerning this Agreement or the subject matter hereof without the prior written consent of SPONSOR.

B.	SPONSOR may not use MEDPACE’s name, logo or trademark in any communication, release, notice or other publication without the express prior written consent of MEDPACE.

12. SECURITY AND DISPOSITION OF STUDY AND PATIENT FILES

A.	MEDPACE shall use commercially reasonable efforts, including, but not limited to, periodic backup of computer files, to prevent the loss or alteration of SPONSOR’s study data, Confidential Information, documentation, and correspondence. MEDPACE shall in all respects comply with any Food and Drug Administration regulations concerning the maintenance, creation and storage of records, including electronic records.

B.	At appropriate time points or at completion of Services under a Task Order, MEDPACE shall transfer study materials, documents and correspondence to SPONSOR. MEDPACE shall have the right to retain one copy of any study materials, documentation, and correspondence necessary solely to meet regulatory or MEDPACE’s own internal audit requirements, so long as it continues to maintain the confidentiality requirements of Article 8.

C.	To the extent required by applicable law, the Parties agree to comply with all applicable state and Federal laws regarding the privacy of protected health information and shall, when and if required, enter into a federal Health Insurance Portability and Accountability Act (“HIPAA”) Business Associate Agreement for purposes of this Section 12.

13. SPONSOR OBLIGATIONS

SPONSOR acknowledges that performance of the Services by MEDPACE will require the co-operative involvement of both Parties, and SPONSOR hereby agrees to provide such assistance as may be reasonably necessary to enable MEDPACE to perform the Services.

Master Services Agreement

Medpace, Inc.

14. INDEMNIFICATION

A.	SPONSOR shall indemnify, defend and hold harmless MEDPACE from and against any and all damages, losses, liabilities, costs or expenses (collectively “Damages”), resulting or arising from any third-party claims, demands, assessments, actions, suits, investigations or proceedings (collectively “Claims”), relating to or arising from or in connection with this Agreement or the Services under any Task Order (including but not limited to any Damages arising from or in connection with any study, test, device, product or potential product to which this Agreement relates), to the extent such Claims or Damages have not resulted from MEDPACE’s negligence, willful misconduct, or breach of any applicable law or material breach of this Agreement or any Task Order by MEDPACE.

B.	MEDPACE agrees to indemnify, defend and hold harmless SPONSOR from and against any and all Damages resulting or arising from third-party Claims relating to or arising from or in connection with the Services under any Task Order to the extent that such Claims or Damages are determined to have resulted from the negligence or willful misconduct of MEDPACE or a breach of any applicable federal, state or local law or a material breach of this Agreement or any Task Order by MEDPACE.

C.	Any party providing indemnification under this Agreement shall have the right to control the defense and settlement of any Claims or Damages. The indemnified party shall have the right to obtain separate legal counsel at its own expense if it so chooses. The indemnifying party shall not unreasonably withhold consent for settlement and the indemnified party shall reasonably cooperate in the defense of any Claims or Damages and provide prompt notice to the indemnifying party of any Claims or Damages for which indemnification is sought.

15. LIMITATION OF LIABILITY

Notwithstanding the terms of Article 14 above, in no event shall SPONSOR or MEDPACE be liable for any indirect, incidental, special, or consequential damages or lost profits arising out of the provision of services hereunder, even if the breaching party has been advised of the possibility of such damages.

16. INSPECTIONS AND AUDITS

A.	SPONSOR shall have the right, upon at least ten (10) days’ prior written notice to MEDPACE, to examine the standard operating procedures, facilities, books, records, papers, files and documentation, including computer files, data bases and records, at MEDPACE’s facilities and the facilities of clinical investigators contracted by MEDPACE to determine the adequacy of such records, to ensure the Services are being performed in accordance with the approved Task Orders and applicable regulations and/or to examine the financial records of MEDPACE as may be reasonably necessary to verify out-of-pocket expenses incurred during the performance of the Services. Such inspections and audits shall be conducted during normal business hours.

Master Services Agreement

Medpace, Inc.

B.	MEDPACE shall provide reasonable assistance, including making available members of its staff and providing access to all requested records, to facilitate such inspections and audits.

C.	MEDPACE shall take all reasonable steps required by SPONSOR to cure any deficiencies found in any audit, inspection or investigation.

17. DEBARMENT

A.	MEDPACE hereby represents, warrants, and certifies that neither it nor any of its officers, directors, owners, principals or employees has been or will be at any relevant time hereunder debarred under Section 306 of the Federal Food, Drug and Cosmetic Act, 21 U.S.C. §335a(a) or (b), or similar local law. In the event that any such party becomes debarred, MEDPACE shall notify SPONSOR in writing immediately.

B.	MEDPACE hereby represents, warrants, and certifies that it has not and shall not use in any capacity the services of any individual, corporation, partnership, or association which has been debarred under Section 306 of the Federal Food, Drug and Cosmetic Act, 21 U.S.C. §335a(a) or (b), or similar local law. In the event MEDPACE becomes aware of or receives notice of the debarment of any individual, corporation, partnership, or association providing services to MEDPACE, which relate to the Services being provided under this Agreement, MEDPACE shall notify SPONSOR in writing immediately.

18. NON SOLICITATION

Neither Party and its Affiliates shall during the term of this Agreement and for a period of twelve months following its termination, either directly or indirectly, hire any employee of the other Party with whom its comes into contact as a result of providing the Services, or recruit, solicit, or entice any such person to become employed by it or any Affiliate and shall not approach any such employee for such purpose or encourage, authorize or approve the taking of such action by any other person. The Parties agree that any breach of this provision would cause irreparable harm and that in addition to any and all other available remedies injunctive relief, without the necessity of a bond or other security, shall be appropriate and available.

19. ENTIRE AGREEMENT

This Agreement contains the full understanding of the Parties with respect to the subject matter hereof and supersedes all existing agreements and all other oral, written or other communications between the Parties concerning the subject matter hereof. This Agreement shall not be amended, modified or supplemented in any way except in writing and signed by a duly authorized representative of SPONSOR and MEDPACE.

Master Services Agreement

Medpace, Inc.

20. GOVERNING LAW

This Agreement and the performance hereof shall be governed, interpreted and construed in all respects by the internal laws of the State of Ohio. All disputes and claims arising under this Agreement or any Task Order shall be resolved exclusively in a court of applicable jurisdiction located in Cincinnati, Ohio and each party consents to the venue of any such action.

21. NO WAIVER

No waiver of any term, provision, or condition of this Agreement whether by conduct or otherwise in any one or more instances shall be deemed to be or construed as a further or continuing waiver of any such term, provisions, or conditions, or of any other term, provision, or condition of this Agreement.

22. INDEPENDENT CONTRACTOR

In fulfilling its obligations pursuant to this Agreement, each Party shall be acting as an independent contractor. Neither Party is granted any right or authority to assume or to create any obligation or responsibility, expressed or implied, on behalf of or in the name of the other Party.

23. FORCE MAJEURE

Neither Party shall be liable or deemed to be in default for any delay due to causes beyond the reasonable control of the Party, such as: war, acts or threats of terrorism, civil disorders, acts of God, or government action; provided, that the affected Party promptly notifies the other of the cause and its effects on the Services to be performed hereunder. Financial difficulty shall never be deemed a force majeure event.

24. SEVERABILITY

In the event any provision of this Agreement shall be determined to be void or unenforceable, the remaining provisions shall remain in full force and effect.

25. ASSIGNMENT

A.	Except as set forth herein, neither Party shall assign this Agreement or any Task Order except with the express prior written consent of the other Party.

B.	Notwithstanding anything contained herein, a Party may assign this Agreement and/or any Task Order to a Successor.

26. SUBCONTRACTING

MEDPACE may subcontract any portion of the Services hereunder to an Affiliate without the prior written consent of SPONSOR, provided MEDPACE remains liable for the performance of any such Affiliate. MEDPACE will not subcontract any portion of the Services hereunder to any party other than a MEDPACE Affiliate without prior written consent of SPONSOR.

Master Services Agreement

Medpace, Inc.

27. CONFLICTS BETWEEN AGREEMENTS

In the event that there is any conflict between the provisions of this Agreement and any duly executed Task Order, this Agreement shall control, unless the Task Order clearly states that in the event of such conflict, it shall control.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first set forth above.

MEDPACE, INC. By: /s/ John Wynne
Name: John Wynne
Title: Executive Director, Business Development Support

InspireMD LTD. By: /s/ Alan Milinazzo
Name: Alan Milinazzo
Title: Chief Executive Officer